Exhibit 99

S&P Global Announces Leadership Succession

 Martina L. Cheung appointed President and Chief Executive Officer

Douglas L. Peterson to retire as CEO

Transition will occur on November 1, 2024; Mr. Peterson to remain with Company as special advisor until December 31, 2025

NEW YORK, June 27, 2024 /PRNewswire/ — S&P Global (NYSE: SPGI) announced today that its Board of Directors has unanimously elected Martina L. Cheung, S&P Global’s current President of S&P Global Ratings, to succeed Douglas L. Peterson as the Company's President and Chief Executive Officer, effective November 1, 2024. Additionally, Ms. Cheung has been appointed as a member of the Board, effective July 1, 2024. Mr. Peterson will remain on the Board until May 2025 and be a special advisor to the Company until December 31, 2025.

Ms. Cheung has held multiple leadership roles in her 14 years at S&P Global. She currently leads S&P Global Ratings, which realized $3.3 billion in annual revenue for 2023, a 9% increase over the prior year, with 56.5% full-year operating profit margin. Additionally, under her leadership, S&P Global Sustainable1 had revenue growth of 24% in 2023. Prior to her current roles, Ms. Cheung led S&P Global Market Intelligence, during which time the division exceeded $2 billion in annual revenue. She also served as S&P Global’s Chief Strategy Officer, responsible for developing the Company’s growth and innovation investment priorities. Additionally, she was Head of Risk Services in S&P Global Market Intelligence, helping clients navigate the complex credit and risk landscape, and grew the business at a compound annual growth rate of more than 9%. Ms. Cheung has been instrumental in S&P Global’s most significant mergers and acquisitions, including the IHS Markit merger in 2022 and the SNL Financial acquisition in 2015.

"On behalf of our entire Board, I am delighted to have a leader of Martina’s exceptional caliber become S&P Global's next President and CEO," said Mr. Peterson. "As a long-standing member of the Executive Committee, Martina has had a profound impact on the evolution and growth of S&P Global. She is a tremendous leader with deep operational expertise and unparalleled knowledge of our business and the entire industry.”

"The Board and I have had a robust succession process in place for many years, and now is the ideal time for this transition. With strong footholds in strategic growth areas spanning private markets, sustainability, and the energy transition, as well as leadership in artificial intelligence, we are optimally positioned for the long term,” Mr. Peterson continued. “The privilege of leading S&P Global for the past 11 years has been the highlight of my career. Martina has been critical to so much of this success, and I am excited to support her as she leads us into the next phase of growth and innovation.”

"The selection of the CEO and ensuring a smooth and successful transition is one of the Board’s most important responsibilities," noted William D. Green, Chair of the Board’s Nominating and Corporate Governance Committee. "The Board conducted a thorough and thoughtful process to identify the best leader for S&P Global’s next chapter, and it is a strong testament to our leadership team’s strength and capabilities that we have the ideal candidate in Martina. We have the utmost confidence in her as she steps into the President and CEO position, and we look forward to working alongside her to deliver continued results and value for our customers, employees, and shareholders.”

Joining in 2011 and serving as CEO since 2013, Mr. Peterson has been integral to building the company S&P Global is today and has overseen transformational growth. During his tenure as CEO, the Company generated exceptional performance, with revenue growing from $4.45 billion to $12.50 billion, adjusted diluted earnings per share increasing from $2.75 to $12.60, return of capital to shareholders in the form of dividends and share repurchases totaling more than $30 billion, and the Company’s market cap increasing from $16 billion to over $135 billion. Further, Mr. Peterson oversaw important inorganic growth at the Company, culminating in its landmark acquisition of IHS Markit.

"Doug is a visionary leader who led the Company through significant growth and success. We are very grateful for the indelible mark he has made," said Richard E. Thornburgh, Non-Executive Chairman of the Board. "During his time as President and CEO, Doug led the evolution of our Company from a diversified publishing holding company to a focused, markets-oriented information services company. Anticipating the most important trends in financial markets, he invested in fast-growing areas, such as financial and sustainability data and benchmarks, artificial intelligence, technology, and global capabilities, while divesting slower growing, non-core businesses, creating incredible shareholder value. Doug’s legacy is truly admirable.”

“I am honored to be named S&P Global’s next President and CEO and proud to guide our business and our extraordinary people across the globe," said Ms. Cheung. "Doug’s vision and leadership transformed S&P Global into the remarkable company it is today.  Doug has been an incredible leader for S&P Global and a mentor to me personally. His legacy will be felt for years to come. I’m glad we will continue working closely together on a seamless transition for our shareholders, our customers, our people, and the markets we serve.”

Additionally, Yann Le Pallec, Executive Managing Director and Head of Global Ratings Services at S&P Global Ratings, has been appointed to succeed Ms. Cheung as President of S&P Global Ratings, effective November 1, 2024.

The Company’s full-year financial guidance is unchanged.

About Martina L. Cheung

Martina L. Cheung is President of S&P Global Ratings. Ms. Cheung also serves as the Executive Lead of S&P Global Sustainable1, responsible for driving the enterprise-wide growth strategy for sustainability.

Ms. Cheung joined the Company in 2010 as Vice President of Operations for S&P Global Ratings and went on to serve as S&P Global’s Chief Strategy Officer, where she was responsible for developing the Company’s growth and innovation investment priorities. She was also Head of Risk Services in S&P Global Market Intelligence, helping clients navigate the complex credit and risk landscape. She most recently led S&P Global Market Intelligence, and Ms. Cheung formerly served on the Board of CRISIL.

Ms. Cheung is a member of the Council on Foreign Relations, the Economic Club of New York, and served on the U.S. Commodity Futures Trading Commission’s (CFTC) subcommittee on Climate-Related Market Risk. Ms. Cheung has spoken on key industry topics covering technology, cyber security, energy transition, and diversity in the workforce across public forums that include the World Economic Forum at Davos and the Institute for International Finance, among others.

In recognition of her industry-wide impact and leadership, Ms. Cheung received the prestigious Merit Award from The Women's Bond Club in 2022. She was also honored by INvolve on the 2023 Top 100 Women Executives and the 2024 top 100 Empower Executives lists. Ms. Cheung was recognized at the 2022 Ascend A-List Awards for her contributions to advancing Pan-Asian professionals. She was also inducted into the Academy of Women Leaders by the YWCA New York City in 2016.

Ms. Cheung is the S&P Global Executive Sponsor for the Women’s Initiative for Networking Success (WINS). Ms. Cheung serves on the Board of Trustees for Catholic Charities New York.

Prior to joining S&P Global, Ms. Cheung worked in the consulting industry, first in Accenture’s Financial Services Strategy group and later as a Partner at Mitchell Madison Consulting. She holds a Bachelor’s Degree in Commerce and a Master’s Degree in Business Studies from National University of Ireland, Galway.

About Douglas L. Peterson

Throughout his tenure as CEO of S&P Global, beginning in 2013, Douglas L. Peterson proved to be a purpose-driven and highly effective leader. His vision to drive growth in developed and emerging markets and to create new products and services, leveraging his global experience in financial services, capital markets, and risk management, has transformed the Company.

Mr. Peterson devised a highly successful strategy, repositioning the Company towards higher growth businesses, including early adoption of artificial intelligence and sustainability data and benchmarks, generating substantial shareholder value. In 2016, he rebranded the Company to S&P Global reflecting its strong heritage, clear vision and values, and leading market position.

When Mr. Peterson first joined S&P Global in 2011 as President of the Company’s credit ratings business, he quickly established himself by delivering results and building strong relationships across a wide range of constituencies. He rebuilt trust in the ratings agency with policy makers, regulators, investors, and other stakeholders following the financial crisis. He also established a control, compliance, and governance framework as the Company became more heavily regulated globally.

Before joining S&P Global, Mr. Peterson was the Chief Operating Officer of Citibank, N.A., Citigroup’s principal banking entity that operates in more than 100 countries. His earlier roles included CEO of Citigroup Japan, in addition to serving as Citigroup’s chief auditor, and leadership roles in Uruguay and Costa Rica.

In 2019, Harvard Business Review named Mr. Peterson one of the 100 best-performing CEOs in the world. That same year, S&P Global was ranked 50th out of

The Wall Street Journal’s Top 250 Best Managed Companies, and in 2021, S&P Global was once again named to this prestigious list, coming in at number 30. In 2023, Fortune ranked S&P Global number three on its Modern Board 25 list. Doug has also been ranked the #1 CEO in the Business, Education and Professional Services Sector by Institutional Investor annually over the last five years.

Doug is a leading voice on sustainability issues. He chairs the Bipartisan Policy Center’s ESG Taskforce, and in 2021 he led a workstream of the G7’s Impact Taskforce on mobilizing private capital for public good by advocating for globally consistent standards to measure, value, and account for sustainability.

Doug chairs the U.S. Japan Business Council and is a member of the Boards of Directors of the Japan Society and National Bureau of Economic Research. In addition, he serves on the Federal Deposit Insurance Corporation’s Systemic Resolution Advisory Committee, is a member of the Business Roundtable, and a member of the UN Global Compact Board. Doug is also a Trustee of Claremont McKenna College and the Paul Taylor Dance Company.

About S&P Global

S&P Global (NYSE: SPGI) provides essential intelligence. We enable governments, businesses and individuals with the right data, expertise and connected technology so that they can make decisions with conviction. From helping our customers assess new investments to guiding them through sustainability and energy transition across supply chains, we unlock new opportunities, solve challenges and accelerate progress for the world.

We are widely sought after by many of the world's leading organizations to provide credit ratings, benchmarks, analytics and workflow solutions in the global capital, commodity and automotive markets. With every one of our offerings, we help the world's leading organizations plan for tomorrow, today.

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